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EXHIBIT 12: COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
            PREFERRED STOCK DIVIDEND REQUIREMENTS (dollars in thousands)

                                                                    For the Year Ended December 31,
                                                  ------------------------------------------------------------------
                                                     1999          1998          1997          1996          1995
                                                  ------------------------------------------------------------------
INCLUDING INTEREST ON DEPOSITS

Earnings:
Income before income taxes ....................   $1,654,964    $1,254,065    $1,022,108    $  731,294    $  584,601
Fixed charges .................................    1,341,993     1,238,596     1,035,069       755,884       609,742
Interest capitalized during period, net
  of amortization of previously
  capitalized interest ........................       (2,949)       (5,400)       (4,967)       (2,370)       (3,409)
                                                  ------------------------------------------------------------------
Earnings, for computation purposes ............   $2,994,008    $2,487,261    $2,052,210    $1,484,808    $1,190,934
                                                  ==================================================================

Fixed Charges and Preferred Stock
  Dividend Requirements:
Interest on deposits, short-term borrowings,
  and long-term debt and bank notes, expensed
  or capitalized ..............................   $1,331,860    $1,229,503    $1,023,765    $  746,008    $  600,047
Portion of rents representative of the
  interest factor .............................       10,133         9,093        11,304         9,876         9,695
                                                  ------------------------------------------------------------------
Fixed charges .................................    1,341,993     1,238,596     1,035,069       755,884       609,742
Preferred stock dividend requirements .........       23,123        23,089        32,065        23,269         2,432
                                                  ------------------------------------------------------------------
Fixed charges and preferred stock dividend
  requirements, including interest on deposits,
  for computation purposes ....................   $1,365,116    $1,261,685    $1,067,134    $  779,153    $  612,174
                                                  ==================================================================

Ratio of earnings to combined fixed charges
  and preferred stock dividend requirements,
  including interest on deposits                        2.19          1.97          1.92          1.91          1.95

EXCLUDING INTEREST ON DEPOSITS

Earnings:
Income before income taxes ....................   $1,654,964    $1,254,065    $1,022,108    $  731,294    $  584,601
Fixed charges .................................      422,567       422,492       341,149       227,999       171,585
Interest capitalized during period, net
  of amortization of previously
  capitalized interest ........................       (2,970)       (5,421)       (4,988)       (2,391)       (3,430)
                                                  ------------------------------------------------------------------
Earnings, for computation purposes ............   $2,074,561    $1,671,136    $1,358,269    $  956,902    $  752,756
                                                  ==================================================================

Fixed Charges and Preferred Stock
  Dividend Requirements:
Interest on short-term borrowings and
  long-term debt and bank notes expensed
  or capitalized ..............................   $  412,434    $  413,399    $  329,845    $  218,123    $  161,890
Portion of rents representative of the
  interest factor .............................       10,133         9,093        11,304         9,876         9,695
                                                  ------------------------------------------------------------------
Fixed charges .................................      422,567       422,492       341,149       227,999       171,585
Preferred stock dividend requirements .........       23,123        23,089        32,065        23,269         2,432
                                                  ------------------------------------------------------------------
Fixed charges and preferred stock dividend
  requirements, excluding interest on
  deposits, for computation purposes ..........   $  445,690    $  445,581    $  373,214    $  251,268    $  174,017
                                                  ==================================================================

Ratio of earnings to combined fixed charges
  and preferred stock dividend requirements,
  excluding interest on deposits                        4.65          3.75          3.64          3.81          4.33
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The ratio of earnings to combined fixed charges and preferred stock dividend requirements is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges and preferred stock dividend requirements. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative of interest. The preferred stock dividend requirements represent the pretax earnings which would have been required to cover such dividend requirements on the Corporation's preferred stock outstanding.